UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2007, Hines Real Estate Investment Trust, Inc. (the "Company") renewed its advisory agreement (the "Advisory Agreement") with Hines Advisors Limited Partnership. Hines Advisors Limited Partnership is an affiliate of Hines Interests Limited Partnership, the sponsor of the Company. As renewed, the term of the Advisory Agreement is now effective through June 26, 2008. The terms of the Advisory Agreement are otherwise identical to the terms of the agreement currently in effect.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2007, the compensation committee of the Board of Directors of the Company approved the change to the Company’s Employee and Director Incentive Share Plan described below. This plan allows for the grant of awards to the Company’s directors, full-time employees of Hines Advisors Limited Partnership and other entities that provide services to the Company, and certain consultants to either the Company or entities that provide services to the Company. Such awards may consist of nonqualified stock options, incentive stock options, restricted shares, share appreciation rights, and dividend equivalent rights. Prior to May 24, 2007, the total number of the Company’s common shares reserved for issuance under the Employee and Director Incentive Share Plan was 5.0% of the Company’s outstanding common shares on a fully diluted basis, up to 10,000,000 shares. The plan has been revised to lower the amount of common shares reserved for issuance under the plan to from 5.0% to 0.5% of the Company’s outstanding common shares on a fully-diluted basis, up to 10,000,000 shares. The remaining terms of the plan remain unchanged.

Item 8.01 Other Events.

The board of directors of the Company declared distributions for the months of June and July 2007. The declared distributions will be calculated based on shareholders of record each day during each month in an amount equal to $0.00170959 per share, per day. The June 2007 distributions will be aggregated and paid in cash in July 2007. The July 2007 distributions will be aggregated and paid in cash in October 2007.

In connection with the approval of the change to the Company’s Employee and Director Incentive Share Plan described above, the compensation committee of the Board of Directors of the Company also adopted a policy that prohibits awards of shares of common stock under the plan except for issuances to the Company's independent directors as compensation for serving as such. This policy may be revised or terminated at any time the compensation committee believes that such action would be in the best interests of the stockholders of the Company.

Statements in this Current Report on Form 8-K may be forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions, risks associated with operating our properties and other risks described in the “Risk Factors” sections of the Company's Registration Statement on Form S-11, its Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

May 31, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary